Exhibit 99.1

Inphi Corporation Announces Revised Business Outlook

SANTA CLARA, Calif., August 23, 2011 – Inphi Corporation (NYSE: IPHI), a leading provider of high-speed analog semiconductor solutions for the communications and computing markets, today announced a revised business outlook for the second half of 2011.

On July 26, 2011, the company announced its financial results for the second quarter of fiscal 2011 and provided its business outlook for the third and fourth quarters of 2011. Since that time, the company has become aware of a likely further delay in shipping its next generation iMB™ and RDIMM products as well as a slower-than-anticipated rate of orders currently being booked by customers for the third quarter.

Although Inphi’s iMB products are qualified and ready for volume production, the company has concluded that due to industry events outside of its control, material production volume of these iMB products for LRDIMM for the next generation of server computing platforms will likely slip into next year. Inphi continues to believe that market demand and associated revenue growth related to the new LRDIMM and RDIMM products will be generated in 2012 along with the roll-out of customers’ introduction of next-generation computing platforms. Although the shift in volume shipments is disappointing, Inphi believes its products are strategically well positioned for future growth. In the meantime, the timing and success of Inphi’s component-based products will continue to be dependent on the schedules and successes of end-customer platforms utilizing these products.

Separately, the company has also decided to discontinue the sale of some acquired legacy products in Taiwan. The restructuring expense associated with achieving the ongoing cost savings will be reflected in this quarter’s GAAP financial statements. At this time, the company is in the process of transitioning the site to be a design-only center. Part of the transition will include an evaluation of the identifiable tangible assets (approximately $0.3 million at June 30, 2011) and the intangible assets (approximately $1.4 million at June 30, 2011) as well as goodwill (approximately $5.9 million at June 30, 2011) that might ultimately be abandoned in the process of converting the Taiwan site into a design-only center. The analysis required to complete the evaluation of these assets is expected to take approximately 30 to 60 days.

As a result of these conditions, Inphi is withdrawing its previous business outlook for the third quarter and prior expectations for sequential improvement in the fourth quarter as provided on July 26, 2011. The company is revising its outlook for the third quarter of 2011 as follows:

Revised Business Outlook

The following statements are based on current expectations for the third quarter of 2011. These statements are forward looking and actual results may differ materially.

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Revenue is expected to be in a range of $16 million to $18 million for the third quarter of 2011. At this time, Inphi is withdrawing its prior outlook for the fourth quarter and no longer expects significant sequential Q4 revenue growth. Future revenues are expected to grow once next-generation server platforms are shipping in production volumes. The company’s outlook also assumes that the economy does not continue to deteriorate and that sales of older generation of platforms contract modestly based on currently expected customer ordering patterns in anticipation of shipments of the new platform.

•	GAAP gross margin and non-GAAP gross margin are still expected to be in the range of 65% to 66%.

•	Stock-based compensation expense is expected to be in the range of $2.1 million to $2.3 million.

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Non-GAAP net income, excluding stock-based compensation expense, is expected to be between $0.0 million and $0.8 million, or $0.00-$0.03 per diluted common share, on approximately 29.6 million diluted weighted average common shares.

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The primary difference between non-GAAP and GAAP net income are expected to be restructuring expenses associated with Inphi’s discontinuation of acquired legacy products in Taiwan; these expenses have not been fully quantified as of yet.

Conference Call Today

Inphi plans to hold a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time today with Young K. Sohn, President and Chief Executive Officer, and John S. Edmunds, Vice President and Chief Financial Officer, to discuss the change in business outlook.

The call can be accessed by dialing 866-783-2142; international callers should dial 857-350-1601, participant passcode: 72507828. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s Website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leading provider of high-speed analog semiconductor solutions for the communications and computing markets, providing high signal integrity at leading-edge data speeds that are designed to address bandwidth bottlenecks in networks, minimize latency in computing environments and enable the rollout of next generation communications infrastructure. Inphi’s solutions provide a vital interface between analog signals and digital information in high-performance systems, such as telecommunications transport systems, enterprise networking equipment, enterprise and data center servers, storage platforms, test and measurement equipment and military systems. To learn more about Inphi, visit www.inphi.com.

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Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the upcoming conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as believe, expect, may, will, provide, could, and should, and the negative of these terms or other similar expressions. These statements, including statements relating to expectations of future revenue, stock-based compensation expenses, net income and operating margin performance, benefits of using non-GAAP financial measures, our growth, future success for various products, the demand for our solutions, production schedules of Inphi and its customers, our ability to enable the rollout of next-generation products and current expectations as to the timing of volume shipments, currently anticipated customer ordering patterns for older platform products in advance of the new platform shipping, and other operating prospects. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; general economic conditions, product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification process; ability to develop new or enhanced products in a timely manner; market development of and demand for the Company’s products, reliance on third parties to manufacture, assemble and test products; ability to compete and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Registration Statement on Form S-1, as amended, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. iMB is a trademark of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Amy Lee

Inphi

408-217-7333

alee@inphi.com

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, restructuring charges, taxes related to the transition to a more international business structure and the release of the valuation allowance on our deferred tax assets. It also includes the assumed conversion of all outstanding shares of preferred stock into shares of common stock which occurred in connection with the initial public offering. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, net income, earnings per share and weighted average shares outstanding in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.